CSFB

CREDIT SUISSE FIRST BOSTON

HOME EQUITY ASSET TRUST 2005-6

DERIVED INFORMATION  [7/29/05]

[$563,500,000]

Senior, Mezzanine & Subordinate Bonds Offered

(Approximate)

[$790,000,100]

Total Certificates Offered & Non-Offered

Home Equity Pass-Through Certificates, Series 2005-6

Credit Suisse First Boston Mortgage Securities Corp.

Depositor

[TBD]

Trustee

The information contained in the attached materials is referred to as the “Information”.

The Information has been provided by Credit Suisse First Boston.  Neither the Issuer of the certificates nor any of its affiliates makes any representation as to the accuracy or completeness of the Information herein.  The Information contained herein is preliminary and will be superseded by the applicable prospectus supplement and by any other information subsequently filed with the Securities and Exchange Commission.

The Information contained herein will be superseded by the description of the mortgage pool contained in the prospectus supplement relating to the certificates.

The Information addresses only certain aspects of the applicable certificate’s characteristics and thus does not provide a complete assessment.  As such, the Information may not reflect the impact of all structural characteristics of the certificate.  The assumptions underlying the Information, including structure and collateral, may be modified from time to time to reflect changed circumstances.

Although a registration statement (including the prospectus) relating to the certificates discussed in this communication has been filed with the Securities and Exchange Commission and is effective, the final prospectus supplement relating to the certificates discussed in this communication has not been filed with the Securities and Exchange Commission.  This communication shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any offer or sale of the certificates discussed in this communication in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.  Prospective purchasers are referred to the final prospectus and prospectus supplement relating to the certificates discussed in this communication for definitive Information on any matter discussed in this communication.  Any investment decision should be based only on the data in the prospectus and the prospectus supplement (“Offering Documents”) and the then current version of the Information.  Offering Documents contain data that is current as of their publication dates and after publication may no longer be complete or current.  A final prospectus and prospectus supplement may be obtained by contacting the Credit Suisse First Boston Trading Desk at (212) 538-8373.

Statistical Collateral Summary – Aggregate Collateral

All information on the Mortgage Loans is approximate, includes a portion of the prefunding, and is based off of rolled scheduled balances as of the 8/01/05 cutoff date.  Approximately 23.9% of the mortgage loans do not provide for any payments of principal in the first two, three, five, seven or ten years following origination.  The final numbers will be found in the prospectus supplement.   Thirty-day delinquencies and sixty-day delinquencies will represent less than 1.5% and 0.5% of the Mortgage Loans, respectively.  The Original Loan-to-Value (OLTV) ratio displayed in the tables below employs the Combined Loan-to-Value (CLTV) ratio in the case of second liens.

Total Number of Loans	5,521
Total Outstanding Loan Balance	$799,740,390*	Min	Max
Average Loan Current Balance	$144,854	$2,291	$1,496,709
Weighted Average Original LTV	81.0%**
Weighted Average Coupon	7.20%	4.63%	13.69%
Arm Weighted Average Coupon	7.03%
Fixed Weighted Average Coupon	8.01%
Weighted Average Margin	6.05%	2.75%	10.85%
Weighted Average FICO (Non-Zero)	632
Weighted Average Age (Months)	3
% First Liens	96.5%
% Second Liens	3.5%
% Arms	82.7%
% Fixed	17.3%
% of Loans with Mortgage Insurance	0.1%

*

Total collateral will be approximately [$800,000,100 ]

**

Note, for second liens, CLTV is employed in this calculation.

State	No of Loans	Total Scheduled Balance	% Scheduled Balance	WAC %	WA OLTV* %	WA FICO
Alabama	41	3,796,004	0.5	8.38	85.6	623
Alaska	4	664,336	0.1	8.06	82.7	613
Arizona	252	35,944,190	4.5	7.21	81.6	630
Arkansas	55	5,118,036	0.6	7.90	86.6	599
California	777	205,981,220	25.8	6.70	78.1	640
Colorado	120	19,661,838	2.5	6.96	82.8	640
Connecticut	31	4,592,889	0.6	7.44	78.3	628
Delaware	22	2,678,531	0.3	7.55	83.8	622
District of Columbia	1	264,297	0.0	6.80	75.0	614
Florida	559	82,814,976	10.4	7.36	81.0	635
Georgia	144	19,626,066	2.5	7.28	83.3	636
Hawaii	7	2,389,627	0.3	6.48	72.8	671
Idaho	26	2,537,532	0.3	7.52	78.8	640
Illinois	127	18,612,131	2.3	7.17	81.7	644
Indiana	146	11,066,568	1.4	7.58	85.7	631
Iowa	25	1,579,312	0.2	7.69	84.6	639
Kansas	34	2,679,803	0.3	7.43	82.7	603
Kentucky	58	5,242,311	0.7	7.60	82.6	604
Louisiana	57	4,823,556	0.6	7.44	81.5	621
Maine	9	1,299,054	0.2	7.06	77.6	638
Maryland	95	17,275,271	2.2	7.16	81.0	625
Massachusetts	25	5,617,388	0.7	6.76	81.7	663
Michigan	227	23,246,115	2.9	7.68	81.3	617
Minnesota	80	11,624,933	1.5	7.21	83.9	630
Mississippi	69	5,383,747	0.7	7.92	84.6	610
Missouri	139	13,876,301	1.7	7.58	84.1	618
Montana	5	640,515	0.1	7.19	74.7	609
Nebraska	18	1,250,005	0.2	7.66	80.9	626
Nevada	160	32,615,052	4.1	7.19	80.2	640
New Hampshire	9	1,640,660	0.2	7.25	81.0	623
New Jersey	86	16,917,453	2.1	7.20	81.9	637
New Mexico	19	2,538,568	0.3	7.83	85.2	632
New York	93	18,575,723	2.3	7.37	79.4	643
North Carolina	184	18,674,020	2.3	7.61	82.0	608
North Dakota	1	129,026	0.0	8.00	95.0	621
Ohio	307	28,681,423	3.6	7.54	84.7	611
Oklahoma	65	4,726,699	0.6	7.77	84.7	612
Oregon	111	16,212,791	2.0	7.02	83.5	650
Pennsylvania	166	18,265,512	2.3	7.39	81.4	619
Rhode Island	10	1,886,478	0.2	7.10	80.8	639
South Carolina	76	8,368,355	1.0	7.44	84.1	616
South Dakota	2	129,445	0.0	7.00	83.4	663
Tennessee	163	15,741,651	2.0	7.45	84.3	624
Texas	452	37,821,723	4.7	7.63	82.2	619
Utah	70	9,219,205	1.2	7.08	82.0	636
Virginia	158	24,015,845	3.0	7.43	80.0	614
Washington	146	22,550,716	2.8	7.03	81.7	655
West Virginia	15	1,443,811	0.2	8.11	81.9	593
Wisconsin	68	8,566,528	1.1	7.88	82.4	607
Wyoming	7	733,150	0.1	7.09	86.7	588
Total:	5,521	799,740,390	100.0	7.20	81.0	632